UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2020

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-201607	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

718 Thompson Lane, Suite 108-199 Nashville, Tennessee	37204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Explanatory Note: The Registrant is hereby amending its Current Report on Form 8-K, filed on March 16, 2020, to update the contents of the letter to be sent to stockholders as set forth in Item 7.01.

Item 7.01 Regulation FD Disclosure.

On or about March 23, 2020, the Registrant intends to send a letter (in substantially similar forms) to certain current accredited investor stockholders of the Registrant and potential new stockholders:

Dear valued American Rebel stockholder,

This is a very exciting and challenging time for us at American Rebel. We have always believed that the path to success is “opportunity mixed with difficulty.” We are certainly staring opportunity and difficulty in the face.

In October of 2018 my good friend Nate Findley came to me with news. He told me that the safe company he had built over 12 years in Kansas City had been bought by Liberty Safe and the whole operation was moving to Utah. He said that he loved our concealed carry products and how we have positioned American Rebel as “America’s Patriotic Brand.” Nate said he was freed up starting January 1, 2019, and he and his entire team could come on board and put American Rebel in the safe business. It was just the opportunity we were looking for.

The opportunity had a cost involved: payroll, engineering/design, bigger building, marketing and trade shows to name a few. I am happy to report that the introduction of our American Rebel safe line has been a tremendous success. We have opened accounts with some of the best sporting goods/safe dealers in the country. We also recently signed a great rep group and they have already started adding dealers to our patriotic family.

We shipped our first American Rebel Safe in September 2019, only nine months after bringing our expanded team on board. We did $164,970 in revenue in the 3rd quarter, increased that revenue in the fourth quarter and we are on pace to increase revenue again in the first quarter of 2020. Our sales have been limited to our ability to fund manufacturing of inventory. We have a lot of dealers on the waiting list to become American Rebel dealers. They love the products, they love the brand and they love our marketing approach. They have coined us as the safe with an attitude. Our patriotic stance as the company with muscle and grit has proven attractive to our dealer network and end customers.

We are attending as many retail trade shows as possible and outselling some of our competition that have been in the safe business for 20 plus years. For example, at the NRA Great American Outdoor Show in Harrisburg, PA, we sold 46 safes out of the booth along with over 200 concealed carry products, jackets/coats and backpacks.

One of the most exciting developments for American Rebel is we have located a potential US-based manufacturing partner in a small town in Missouri. This manufacturer, located approximately 3 hours from our Kansas City office, has an established metal fabrication manufacturing plant run by an experienced fabricator. We are in continued discussions with this manufacturer to work with them to develop a timeline for product development and distribution.

Nate and I visited the factory this week and were impressed to see the infrastructure already in place and the production line coming together. We were also informed of the significant capital expenditures the partner is making in anticipation of bringing the plant into production as quickly as possible. The partner told us they are targeting a production goal of 200 safes per day, once fully operational. While this may be a high bar to achieve, we plan on doing our best to work towards this goal.

I cannot stress enough the importance of the issue of collaborating with a local manufacturer. With the ongoing tariffs on imported safes decreasing margins and impacting availability, many retail stores have been desperately seeking a US-based supplier. In addition, the recent bankruptcy of Alpha Guardian and its affiliates (Cannon Safe, Stack-On Products and GunVault USA) has left a hole in the market for mid-level and lower-price safes. We are seeking to serve this market with the introduction of a second safe line, to be made at the new Missouri plant, at MSRPs ranging from $600-$1,800.

We are also doing our best to keep our employees and their families safe during the COVID-19 pandemic. The uncertainty around the virus and other possible factors have caused an increase in gun sales which also translate to an increase in gun safe sales. We are adding retailers daily and getting numerous calls from potential dealers looking for immediate product availability. While this is an unexpected positive to an extremely negative situation, we continue to do our part to fulfill demand. One of the issues we are now facing, is inventory availability. We simply do not have the inventory to satisfy demand.

American Rebel dealers are coming on board as fast as we can supply them and our concealed carry products have grown sales by over 100% per year the last two years. We truly are becoming “America’s Patriotic Brand.”

The company is doing better than ever; but I don’t believe our success is reflected in our stock price. So when someone with little knowledge of the company’s progress wants to check the status of the company they see only one metric – the stock price. I do not believe this is representative of the real growth of the company.

Since the introduction of the safe line the company has grown steadily and has raised substantial money to help produce more safes. The challenge the company has faced with this is that the capital offered for the production of more safes has been debt as opposed to equity investment from the sale of company stock. Debt ties loans to safe sales and eats up part of the margin the company could be using to grow the business.

We had several of our debt holders agree to convert approximately $600,000 of our current debt into shares at $0.10 and another large debt holder (representing $300,000 of our debt) agreed to restructure their debt to a long-term unsecured obligation.

American Rebel has had its fair share of opportunities and difficulties. We have hung in and kept our head down and pushed on. The addition of our safe line has become the opportunity we needed to move the needle and start our growth in revenue that will get us on our way to becoming “America’s Patriotic Brand.” We are focused on building revenue and becoming profitable.

Success is in our hands and in our sights. Like I said the path to success is opportunity mixed with difficulty. I greatly appreciate your original investment. The tariffs on goods imported from China, the coronavirus which is weakening our competition and bringing their ability to continue to import goods to a halt, as well as the uncertainty around the virus bringing increased demand for safe sales are all factors and reasons why American Rebel is thriving in such an unprecedented and tumultuous time.

Please let us know if you would like a phone call appointment for additional information about American Rebel by emailing investor relations at info@americanrebel.com.

Thank you from all of us at American Rebel – America’s Patriotic Brand.

Sincerely,

/s/ Andy Ross
Andy Ross
CEO

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to Item 7.01 of this Current Report on Form 8-K in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: March 23, 2020	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer